Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------



MedAssets, Inc.
Alpharetta, Georgia

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 20, 2008, relating to the consolidated financial statements of MedAssets, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ BDO Seidman, LLP

Atlanta, Georgia
December 29, 2008